Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (333-56423, 333-74335 and 333-75525) on Forms S-3, (333-66959 and 333-74063) on
Forms S-4 and (333-27553, 333-49121, 333-49145, 333-67721, 333-74331 and
333-78947) on Forms S-8, of Kroll Inc. of our report dated February 15, 2002 (March 21, 2002 as to Note 20), relating to the consolidated financial statements of Kroll Inc. for the year ended December 31, 2001, appearing in this Annual Report on Form 10-K of Kroll Inc. for the year ended December 31, 2001.


Deloitte & Touche LLP
New York, New York

March 25, 2002